Exhibit (24)

TARGET CORPORATION

Power of Attorney
of Director and/or Officer

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of TARGET CORPORATION, a Minnesota corporation (the "Corporation"), does hereby make, constitute and appoint ROBERT J. ULRICH, JAMES T. HALE, DOUGLAS A. SCOVANNER, STEPHEN C. KOWALKE and TIMOTHY R. BAER and each or any one of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as director and/or officer of the Corporation to (1) a Form 10-K, Annual Report, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, for the fiscal year ended January 29, 2000, or other applicable form, including any and all exhibits, schedules, supplements and supporting documents thereto, including, but not limited to, the Form 11-K Annual Reports of the Corporation's 401(k) Plan (formerly referred to as the "Supplemental Retirement, Savings, and Employee Stock Ownership Plan") and similar plans pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and all amendments, supplementations and corrections thereto, to be filed by the Corporation with the Securities and Exchange Commission (the "SEC"), as required in connection with its registration under the 1934 Act, as amended; (2) one or more Form 3, Form 4 or Form 5 pursuant to Section 16(a) of the 1934 Act and all amendments, supplementations and corrections thereto, to be filed with the SEC as required under the 1934 Act; and (3) one or more Registration Statements, on Form S-3, Form S-8, or other applicable forms, and all amendments, including post-effective amendments, thereto, to be filed by the Corporation with the SEC in connection with the registration under the Securities Act of 1933, as amended, of debentures or other securities of the Corporation, and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

    The undersigned also grants to said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

    IN WITNESS WHEREOF, the undersigned has signed below as of this 2nd day of March, 2000.

/s/ L. DESIMONE Livio D. DeSimone

    IN WITNESS WHEREOF, the undersigned has signed below as of this 29th day of February, 2000.

/s/ ROGER A. ENRICO Roger A. Enrico

    IN WITNESS WHEREOF, the undersigned has signed below as of this 8th day of March, 2000.

/s/ WILLIAM W. GEORGE William W. George

    IN WITNESS WHEREOF, the undersigned has signed below as of this 1st day of March, 2000.

/s/ MICHELE J. HOOPER Michele J. Hooper

    IN WITNESS WHEREOF, the undersigned has signed below as of this 29th day of February, 2000.

/s/ JAMES A. JOHNSON James A. Johnson

    IN WITNESS WHEREOF, the undersigned has signed below as of this 28th day of February, 2000.

/s/ R. M. KOVACEVICH Richard M. Kovacevich

    IN WITNESS WHEREOF, the undersigned has signed below as of this 29th day of February, 2000.

/s/ SUSAN A. MCLAUGHLIN Susan A. McLaughlin

    IN WITNESS WHEREOF, the undersigned has signed below as of this 28th day of February, 2000.

/s/ ANNE M. MULCAHY Anne M. Mulcahy

    IN WITNESS WHEREOF, the undersigned has signed below as of this 28th day of February, 2000.

/s/ S. W. SANGER Stephen W. Sanger

    IN WITNESS WHEREOF, the undersigned has signed below as of this 2nd day of March, 2000.

/s/ G. W. TAMKE George W. Tamke

    IN WITNESS WHEREOF, the undersigned has signed below as of this 3rd day of March, 2000.

/s/ SOLOMON D. TRUJILLO Solomon D. Trujillo

    IN WITNESS WHEREOF, the undersigned has signed below as of this 29th day of February, 2000.

/s/ BOB ULRICH Bob Ulrich